UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                  August 23, 2005

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806

(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142

(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.02.	Results of Operations and Financial Condition

On August 23, 2005, Handleman Company issued a press release announcing its results for the first quarter ended July 30, 2005. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Section 5. Corporate Governance and Management

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Adopted and effective on August 23, 2005, Handleman Company has amended its Insider Trading Policy to state that:

Any trading in the Company’s stock should be made by a Director, officer or restricted employee only during the period beginning 24 hours after an earnings release or release of other material information and through the end of such current fiscal quarter (the “open window period”). The 24 hour period may be extended if circumstances warrant a longer period.

Prior to the amendment, the open window period began three calendar days after the date the earnings release or release of other material information and through the end of such current fiscal quarter.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
Exhibit 99.1	Handleman Company’s press release reporting its results for the first quarter ended July 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date:	August 24, 2005	By:	/s/ Thomas C. Braum, Jr.
		Name:	Thomas C. Braum, Jr.
		Title:	Senior Vice President and Chief Financial Officer